Exhibit 99.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amedisys, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 (the “Report”), I, William F. Borne, Chief Executive Officer of the Company, certify that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM F. BORNE
William F. Borne Chief Executive Officer

March 28, 2003